Exhibit 99.1

BOLT AND TPL ANNOUNCE STRATEGIC AGREEMENT TO PURSUE DATA CENTER DEVELOPMENT IN WEST TEXAS

DALLAS, TX (December 17, 2025) – Texas Pacific Land Corporation (NYSE: TPL) (“TPL” or the “Company”) today announced a strategic agreement with Bolt Data & Energy, Inc. (“Bolt”) to develop and enable large-scale data center campuses and supporting infrastructure across TPL land.

Bolt is a data and energy infrastructure company co-founded by Eric Schmidt, former CEO and Chairman of Google, who also serves as Bolt’s Chairman.

“Our goal is to create the largest and most efficient data center company in the world by combining abundant energy production, efficient and scalable data infrastructure, and the largest land expansion runway in North America," said Mr. Schmidt. “By partnering with TPL, Bolt will fuel the Fourth Industrial Revolution and protect and augment American leadership in artificial intelligence.”

As part of the agreement, Bolt raised $150 million of capital with $50 million invested by TPL. TPL will receive an equity interest, warrants, and a right of first refusal to supply water to Bolt-affiliated projects and related infrastructure. Bolt is currently pursuing commercial partnerships and anchor customers to develop large-scale data centers on TPL land.

Mr. Schmidt added: “Bolt is focused on shortening the time between demand and delivery of compute at scale. To be a reliable provider, Bolt will also focus on power production: natural gas-fueled, renewable, and ultimately, nuclear. TPL’s vast West Texas holdings and their expertise in land, energy, water, and regulatory execution makes them a uniquely capable partner.”

“Bolt represents a significant step forward in bringing world-class technology infrastructure to West Texas,” said Ty Glover, CEO of TPL. “With unmatched supply of both conventional fuel and renewable power, West Texas is a global leader for energy production. The region also benefits from a skilled workforce, a supportive regulatory environment, available water resources, and a strong entrepreneurial culture. We believe West Texas has the attributes necessary to become one of the largest concentrations of AI compute infrastructure globally, and combined with TPL’s ownership of nearly one million acres, our collaboration with Bolt is designed to help realize that opportunity. Bolt’s leadership, relationships, and proven experience in building transformative technology platforms make them an ideal partner for TPL.”

Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 882,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provides revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of the Company’s land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from the Company’s oil and gas royalty interests, and revenue related to saltwater disposal on the Company’s land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses including, but not limited to, midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Bolt Data & Energy, Inc.

Bolt Data & Energy is building an integrated AI infrastructure platform that combines abundant energy production, large-scale GPU computing, and scalable land expansion opportunities. The platform is designed to deliver reliable power, fast deployment, and consistent performance in the U.S.’s most advantaged energy regions. By linking energy ownership with advanced data infrastructure, Bolt is creating a pathway to the world’s largest and most efficient data center network, supporting the next wave of technological innovation and strengthening American leadership in artificial intelligence.

For inquiries please contact: info@boltdata.co

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding TPL’s business strategy, plans and objectives. TPL believes that the expectations reflected in these “forward-looking statements” are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond TPL’s control. In addition, assumptions may prove to be inaccurate. Actual results may differ materially from those anticipated or implied in “forward-looking statements” as a result of a variety of factors. These “forward-looking statements” speak only as of the date made, and other than as required by law, TPL undertakes no obligation to update or revise any “forward-looking statement” or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.